Table of Contents

As filed with the U.S. Securities and Exchange Commission on January 14, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

CLEARPOINT NEURO, INC.

(Exact name of registrant as specified in its charter)

Delaware	58-2394628
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

120 S. Sierra Ave., Suite 100

Solana Beach, California 92075

(888) 287-9109

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ellisa Cholapranee

General Counsel and Secretary

120 S. Sierra Ave., Suite 100

Solana Beach, California 92075

(888) 287-9109

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John D. Tishler, Esq.

Edwin Astudillo, Esq.

Sheppard, Mullin, Richter & Hampton LLP
12275 El Camino Real, Suite 100
San Diego, CA 92130
Tel: (858) 720-8943

Approximate date of commencement of proposed sale to the public: From time to time, after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of ”large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders identified herein may not sell these securities until the registration statement of this prospectus forms a part filed with the U.S. Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell the securities and it is not soliciting an offer to buy the securities in any state where offers or sales are not permitted.

PRELIMINARY PROSPECTUS

Subject to completion, dated January 14, 2026

1,312,570 Shares of Common Stock

This prospectus relates to the possible resale from time to time by the selling stockholders identified in this prospectus of up to 1,312,570 shares of our common stock. We are not selling any shares of common stock pursuant to this prospectus, and we will not receive any proceeds from the sale of any shares offered by this prospectus by the selling stockholders.

The shares offered by this prospectus were or will be issued to the selling stockholders in connection with our acquisition of IRRAS Holdings, Inc., and are comprised of: (i) 1,109,401 shares issued or issuable to the selling stockholders in connection with the closing of the merger on November 20, 2025; (ii) up to 14,866 shares that may be issued to the selling stockholders to the extent such shares are not cancelled to satisfy amounts owed by the selling stockholders to us due to a deficit between estimated and actual amounts of cash, indebtedness, working capital and transaction expenses as of the closing of the merger; and (iii) up to 188,303 shares that may be issued to the selling stockholders to the extent such shares are not cancelled to satisfy the indemnification obligations of the selling stockholders to us under the merger agreement pursuant to which the merger was consummated. See “IRRAS Acquisition” on page 6 of this prospectus.

The registration of the shares of common stock covered by this prospectus does not mean that the selling stockholders will offer or sell any such shares. The selling stockholders may resell or dispose of the shares of common stock offered by this prospectus, or interests therein, at fixed prices, at prevailing market prices at the time of sale or at prices negotiated with purchasers, to or through one or more underwriters, dealers or agents, or through any other means described in this prospectus under “Plan of Distribution” beginning on page 11 of this prospectus. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale or disposition of the shares of common stock, or interests therein. We will bear all costs, expenses and fees in connection with the registration of the shares.

Our common stock is traded on The Nasdaq Capital Market under the symbol “CLPT.” On January 12, 2026, the last reported sale price of our common stock was $15.65 per share.

We may file supplements to this prospectus from time to time. You should read this prospectus and any such supplements carefully before you make an investment decision.

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks described on page 4 of this prospectus under the caption “Risk Factors,” as well as in the documents incorporated by reference into this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                  , 2026

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). This prospectus does not contain all the information included in the registration statement of which this prospectus forms a part. You should carefully read this prospectus, any prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.

You should rely only on the information provided or incorporated by reference into this prospectus or in any prospectus supplement. Neither we, nor any selling stockholder, have authorized anyone to provide you with information different from that contained or incorporated by reference into this prospectus or in any prospectus supplement. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus or in any prospectus supplement is accurate only as of the date on the front of this prospectus or prospectus supplement, as applicable, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, or prospectus supplement, or any sale of a security.

Neither we, nor any selling stockholder, are offering to sell or seeking offers to purchase the shares offered by this prospectus in any jurisdiction where the offer or sale is not permitted. We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities hereunder and the distribution of this prospectus outside the United States.

The representations, warranties and covenants made by us in any agreement filed as an exhibit to any document that is incorporated by reference into this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context otherwise requires, “ClearPoint,” “the Company,” “we,” “us,” “our” and similar terms refer to ClearPoint Neuro, Inc. and its subsidiaries.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary provides an overview of selected information and does not contain all the information you should consider before investing in our common stock. You should carefully read this entire prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” in this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Business Overview

We are a commercial-stage medical device company that develops and commercializes innovative platforms for performing minimally invasive surgical procedures in the brain. We have deployed significant resources to fund our efforts to develop the capabilities for enabling neurosurgery interventions, building an intellectual property portfolio, and identifying and building out commercial applications for the technologies developed by our company.

The foundational part of our business is providing medical devices for neurosurgery applications. Our primary medical device product, the ClearPoint Navigation System (the “ClearPoint system”), is an integrated system comprised of hardware components, disposable components, and intuitive, menu-driven software, which is in commercial use globally. The primary applications for the ClearPoint system are to target and guide the insertion of deep brain stimulation electrodes, biopsy needles, and laser catheters, as well as the infusion of pharmaceuticals into the brain. The ClearPoint system was originally designed for use in an MRI setting. In 2021, we launched the SmartFrame Array Neuro Navigation System and Software, which allow for operating room placement of the ClearPoint system, and in 2024, we commenced limited market release of the SmartFrame OR Stereotactic System, which allows for complete procedures to be performed in the operating room. In 2025, we released the ClearPoint Navigation Software Version 3.0, which allows for the ClearPoint system navigation software to support end to end procedures in the operating room. In 2022, we commercialized the ClearPoint Prism Neuro Laser Therapy System as our first therapy product offering. We have exclusive global commercialization rights to the ClearPoint Prism Neuro Laser Therapy System through our Swedish partner, CLS.

The second part of our business is focused on partnerships in the biologics and drug delivery space. Our services include protocol consultation and solutions for preclinical study design and execution for studies relating to the delivery of pharmaceutical agents to the brain. Currently, we have more than 60 biologics and drug delivery customers who are evaluating using our products and services in trials to inject gene and cell therapies directly into the brain. These partnerships involve drug development programs that are at various stages of development ranging from preclinical research to late-stage regulatory trials for multiple distinct disease states. This part of our business potentially represents the largest opportunity for growth; however, our ability to grow in this market is dependent on our ability to maintain and establish new relationships with customers, such customers’ continuation of research and product development plans, such customers’ achievement of success in completion of clinical trials and subsequent regulatory approvals of their biologics and drugs, and such customers’ realization of commercial success for their therapies, including overcoming barriers in reimbursement, physician adoption, and patient access to their therapies.

IRRAS Acquisition

On November 20, 2025, we acquired IRRAS Holdings, Inc. (“IRRAS”) via a merger transaction. IRRAS is a medical technology company focused on neurocritical care, with an emphasis on treatments for intracerebral hemorrhage, chronic subdural hematoma, and other conditions requiring intracranial fluid management. The shares offered by this prospectus are comprised of shares of our common stock that we issued or will issue to the selling stockholders in connection with our acquisition of IRRAS. See “IRRAS Acquisition” on page 6 of this prospectus.

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Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), meaning that the market value of our shares held by non-affiliates was less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either: (i) the market value of our shares held by non-affiliates is less than $250 million; or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700 million. As a smaller reporting company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation. Additionally, as a smaller reporting company, we may continue to take advantage of the exception from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended. If investors consider our shares of common stock less attractive as a result of our election to use the scaled-back disclosure permitted for smaller reporting companies, there may be a less active trading market for our shares of common stock and the trading price of our common stock may be more volatile.

Additional Information

For additional information related to our business and operations, please refer to the annual and quarterly reports incorporated herein by reference, as described under the caption “Incorporation of Documents by Reference” on page 14 of this prospectus.

Corporate Information

Our principal executive offices are located at 120 S. Sierra Ave., Suite 100, Solana Beach, California, 92075 and our telephone number is (888) 287-9109. We maintain a corporate website at https://www.clearpointneuro.com. Information contained on or accessible through our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus.

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THE OFFERING

Shares of common stock offered by selling stockholders	1,312,570(1)

Use of proceeds	We will not receive any proceeds from the sale of our common stock offered by the selling stockholders under this prospectus. See “Use of Proceeds” on page 6 of this prospectus.

Risk factors	Investment in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus, as well as the other information included in or incorporated by reference into this prospectus, for a discussion of risks you should carefully consider before investing in our common stock.

Nasdaq Capital Market symbol	CLPT

(1) Comprised of: (i) 1,109,401 shares issued or issuable to the selling stockholders in connection with the closing of the merger; (ii) up to 14,866 shares that may be issued to the selling stockholders to the extent such shares are not cancelled to satisfy amounts owed by the selling stockholders to us due to a deficit between estimated and actual amounts of cash, indebtedness, working capital and transaction expenses as of the closing of the merger; and (iii) up to 188,303 shares that may be issued to the selling stockholders to the extent such shares are not cancelled to satisfy the indemnification obligations of the selling stockholders to us under the merger agreement pursuant to which the merger was consummated. See “IRRAS Acquisition” on page 6 of this prospectus.

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RISK FACTORS

Investing in our common stock involves significant risk. Before making an investment decision you should consider the information included and incorporated by reference into this prospectus, including the risks and uncertainties discussed under the heading “Risk Factors” in our most recent annual report on Form 10-K, as revised or supplemented by our subsequent quarterly reports on Form 10-Q or our current reports on Form 8-K that we have filed with the SEC, all of which are incorporated herein by reference (other than current reports on Form 8-K, or portions thereof, furnished under Items 2.02 or 7.01 of Form 8-K). We expect to update our risks and uncertainties from time to time in periodic and current reports we file with the SEC in the future. Such updated risks and uncertainties will be incorporated by reference into this prospectus. Please refer to our subsequently filed reports for additional information relating to the risks and uncertainties associated with investing in our common stock. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition, results of operations and prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement and the documents we have filed with the SEC that are incorporated by reference herein and therein contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements relate to our expectations for performance, revenues and costs, and the adequacy of cash and cash equivalent balances and short-term investments to support operations and meet future obligations. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements, expressed or implied by forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these words. Although we believe that we have a reasonable basis for forward-looking statements we make, we caution you that such statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. In evaluating forward-looking statements, you should consider the risks and uncertainties described in our SEC filings (see “Risk Factors,” above). As a result of these risks and uncertainties, we cannot assure you that the forward-looking statements we make will prove to be accurate. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. Except as required by law, we do not undertake any obligation to update forward-looking statements to reflect events or developments occurring after the date the forward-looking statement is made, even if new information becomes available in the future.

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USE OF PROCEEDS

The proceeds from the sale or other disposition of the shares of common stock offered by this prospectus are solely for the accounts of the selling stockholders. We will not receive any proceeds from any sale or other disposition of these shares of common stock by the selling stockholders.

IRRAS ACQUISITION

On November 20, 2025, we acquired IRRAS Holdings, Inc. (“IRRAS”). IRRAS is a medical technology company focused on neurocritical care, with an emphasis on treatments for intracerebral hemorrhage, chronic subdural hematoma, and other conditions requiring intracranial fluid management.

At the closing of the merger, we paid $5,000,000 in cash and we issued, or will issue, an aggregate of 1,119,404 shares of our common stock to the selling stockholders. Subject to the achievement of specified milestones, we also agreed to pay earnout consideration during three one-year earnout periods.

The shares of common stock offered hereby is comprised of: (i) 1,109,401 shares issued or issuable to the selling stockholders in connection with the closing of the merger; (ii) up to 14,866 shares that may be issued to the selling stockholders to the extent such shares are not cancelled to satisfy amounts owed by the selling stockholders to us due to a deficit between estimated and actual amounts of cash, indebtedness, working capital and transaction expenses as of the closing of the merger; and (iii) up to 188,303 shares that may be issued to the selling stockholders to the extent such shares are not cancelled to satisfy the indemnification obligations of the selling stockholders to us under the merger agreement pursuant to which the merger was consummated (the “Indemnification Holdback Shares” and, together with the Adjustment Holdback Shares, the “Holdback Shares”). None of the Holdback Shares have been issued as of the date of this prospectus. The actual number of Holdback Shares issued to the selling stockholders could be materially less than 203,169 shares of common stock depending on the extent to which such shares are cancelled to satisfy amounts owed by the selling stockholders to us as described above.

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SELLING STOCKHOLDERS

This prospectus relates to the sale or other disposition of up to 1,312,570 shares of our common stock that have been issued or may be issued to the selling stockholders. The registration of the shares of common stock offered by this prospectus does not mean that the selling stockholders will offer or sell any such shares

As used in this prospectus, the term “selling stockholder” includes the selling stockholders identified in the table below, together with any additional selling stockholders identified in a subsequent amendment to this prospectus, and their donees, pledgees, assignees, transferees, distributees and successors-in-interest that receive shares in any non-sale transfer after the date of this prospectus.

Except for the ownership of the shares of our common stock offered by this prospectus, or as otherwise set forth herein, none of the selling stockholders has been an officer or director of ours or of our affiliates within the past three years, and, to our knowledge, none of the selling stockholders have had any material relationship with us within the past three years. Our knowledge is based on information provided by the selling stockholders through questionnaires we distributed in connection with the preparation of the registration statement of which this prospectus forms a part. Information about the selling stockholders may change over time. Any changed information will be set forth in an amendment to the registration statement or in a supplement to this prospectus, to the extent permitted and required by law.

The table below sets forth certain information known to us with respect to the beneficial ownership of our common stock as of January 12, 2026 by the selling stockholders, as determined in accordance with Rule 13d-3 of the Exchange Act. For purposes of determining the number of shares of common stock beneficially owned prior to the offering, the number of shares of common stock being offered and the number of shares of common stock beneficially owned upon completion of the offering, and the associated percentages, we assumed that the selling stockholders will be issued all 1,312,570 shares of our common stock issuable to the selling stockholders. As described in more detail under “IRRAS Acquisition” above, the actual number of shares issued to the selling stockholders could be materially less than 1,312,570. The percent of beneficial ownership for the selling stockholders is based on 28,423,308 shares of our common stock outstanding as of October 27, 2025.

	Shares of Common Stock Beneficially Owned Prior to the Offering		# of Shares of Common Stock	Shares of Common Stock Beneficially Owned Upon Completion of this Offering (1)
Selling Stockholder	#	%	Being Offered	#	%
Bacara Holdings Limited (2)	588,004	1.98%	588,004	–	–
Legacy Capital Partners S.C.A. I (3)	154,236	*	154,236	–	–
Hajskaret Invest AB (4)	15,970	*	15,970	–	–
Legacy Capital Partners GP Sarl (5)	110,199	*	110,199	–	–
Berent August Wallendahl (6)	5,855	*	5,855	–	–
Diem Capital Advisors (7)	2,362	*	2,362	–	–
Jofam AB (8)	25,007	*	25,007	–	–
Jofam 2 AB (9)	6,902	*	6,902	–	–
Skagerack Ventures AB (10)	20,493	*	20,493	–	–
Gaetan Bordier (11)	27,676	*	27,676	–	–
Kleanthis G. Xanthopoulos (12)	3,602	*	3,602	–	–
Michel Pettigrew (13)	105,489	*	105,489	–	–
Nicolas Murat (14)	1,391	*	1,391	–	–
Nils Bjorkman (15)	15,898	*	15,898	–	–
Panormos Holding Limited (16)	1,073	*	1,073	–	–
Philippe Audi (17)	3,173	*	3,173	–	–
Michel Gilbert Edouard Ducros (18)	18,787	*	18,787	–	–
Dominique Georges Aime (19)	1,878	*	1,878	–	–
The Clarendon Trust (20)	28,180	*	28,180	–	–
Said Fouad Haddad (21)	5,305	*	5,305	–	–
GTCC Wealth SFO FZCO (22)	5,305	*	5,305	–	–
Emile Chaoui (23)	2,122	*	2,122	–	–
Cynthia Chaoui (24)	2,122	*	2,122	–	–
Fadi Chaoui (25)	1,061	*	1,061	–	–
Diane Elvire Chaoui (26)	2,122	*	2,122	–	–
Chebl Bsaibes (27)	10,611	*	10,611	–	–
Chucri Hjeily (28)	4,696	*	4,696	–	–
Fabrice Gerard Achcar (29)	5,305	*	5,305	–	–
Stelios Karavassilis (30)	2,908	*	2,908	–	–
LCP-SPV XI, L.P. (31)	13,811	*	13,811	–	–
Olof Clausson (32)	99,327	*	49,327	50,000	*
Fredrik Elwing (33)	1,130	*	1,130	–	–
Anthony Maestas (34)	351	*	351	–	–
Carl William Martin Jr. (35)	1,402	*	1,402	–	–
Kellie Fontes (36)	374	*	374	–	–
Meredith Hoehner (37)	117	*	117	–	–
Anthony Butler(38)	70	*	70	–	–
Valerie Sharman (39)	117	*	117	–	–
John Unser (40)	187	*	187	–	–
JAF For General Trading FZCO (41)	37,574	*	37,574	–	–
Takeo Mukai (42)	701	*	701	–	–
Stratinvest Corporation (43)	29,677	*	29,677	–	–

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*Less than 1%

1)	Assumes that the selling stockholders will sell all the shares offered by this prospectus. The selling stockholders may sell some, all or none of the shares offered by this prospectus.

2)	Shares beneficially owned prior to the offering consist of 496,968 shares held of record by, and 91,018 Holdback Shares that may become issuable to, Bacara Holdings Limited. Barabara Martire, Massimiliano Martire, and Marios Fotiadis may each be deemed to share voting, investment and dispositive power with respect to these shares.

3)	Shares beneficially owned prior to the offering consist of 130,361 shares held of record by, and 23,875 Holdback Shares that may become issuable to, Legacy Capital Partners S.C.A. I. Michel Pettigrew, Martin Bjoringer, and Olof Clausson may each be deemed to share voting, investment and dispositive power with respect to these shares.

4)	Shares beneficially owned prior to the offering consist of 13,498 shares held of record by, and 2,472 Holdback Shares that may become issuable to, Hajskaret Invest AB. Carl Rosvall may be deemed to have voting, investment and dispositive power with respect to these shares.

5)	Shares beneficially owned prior to the offering consist of 4,949 shares held of record by, and 906 Holdback Shares that may become issuable to, Berent August Wallendahl.

6)	Shares beneficially owned prior to the offering consist of 1,996 shares held of record by, and 366 Holdback Shares that may become issuable to, Diem Capital Investors. Fredrik Elwing may be deemed to have voting, investment and dispositive power with respect to these shares.

7)	Shares beneficially owned prior to the offering consist of 93,142 shares held of record by, and 17,057 Holdback Shares that may become issuable to, Legacy Capital Partners GP Sarl. Michel Pettigrew, Martin Bjoringer, and Olof Clausson may each be deemed to share voting, investment and dispositive power with respect to these shares.

8)	Shares beneficially owned prior to the offering consist of 21,136 shares held of record by, and 3,871 Holdback Shares that may become issuable to, Jofam AB. Per Josefsson, Lena Hedström Josefsson, Malin Josefsson Lindquist, and Mårten Josefsson may each be deemed to share voting, investment and dispositive power with respect to these shares.

9)	Shares beneficially owned prior to the offering consist of 5,834 shares held of record by, and 1,068 Holdback Shares that may become issuable to, Jofam AB 2. Per Josefsson, Lena Hedström Josefsson, Malin Josefsson Lindquist, and Mårten Josefsson may each be deemed to share voting, investment and dispositive power with respect to these shares.

10)	Shares beneficially owned prior to the offering consist of 17,321 shares held of record by, and 3,172 Holdback Shares that may become issuable to, Skagerack Ventures AB. Fabian Hielte, Victor Hielte, and Cecilia Hielte may each be deemed to share voting, investment and dispositive power with respect to these shares.

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11)	Shares beneficially owned prior to the offering consist of 23,393 shares held of record by, and 4283 Holdback Shares that may become issuable to, Gaetan Bordier.

12)	Shares beneficially owned prior to the offering consist of 3,044 shares held of record by, and 558 Holdback Shares that may become issuable to, Kleanthis G. Xanthopoulos.

13)	Shares beneficially owned prior to the offering consist of 89,160 shares held of record by, and 16,329 Holdback Shares that may become issuable to, Michel Pettigrew.

14)	Shares beneficially owned prior to the offering consist of 1,175 shares held of record by, and 216 Holdback Shares that may become issuable to, Nicolas Murat.

15)	Shares beneficially owned prior to the offering consist of 13,437 shares held of record by, and 2,461 Holdback Shares that may become issuable to, Nils Bjorkman.

16)	Shares beneficially owned prior to the offering consist of 907 shares held of record by, and 166 Holdback Shares that may become issuable to, Panormos Holding Limited. Salameh Sweis and Phillippe Audi may each be deemed to share voting, investment and dispositive power with respect to these shares.

17)	Shares beneficially owned prior to the offering consist of 2,682 shares held of record by, and 491 Holdback Shares that may become issuable to, Phillipe Audi.

18)	Shares beneficially owned prior to the offering consist of 15,879 shares held of record by, and 2,908 Holdback Shares that may become issuable to, Michel Gilbert Edouard Ducros.

19)	Shares beneficially owned prior to the offering consist of 1,588 shares held of record by, and 290 Holdback Shares that may become issuable to, Dominique Georges Aime.

20)	Shares beneficially owned prior to the offering consist of 23,818 shares held of record by, and 4,362 Holdback Shares that may become issuable to, The Clarendon Trust. RBC Trustees (Jersey) Limited may be deemed to have voting, investment and dispositive power with respect to these shares.

21)	Shares beneficially owned prior to the offering consist of 4,484 shares held of record by, and 821 Holdback Shares that may become issuable to, Said Fouad Haddad.

22)	Shares beneficially owned prior to the offering consist of 4,484 shares held of record by, and 821 Holdback Shares that may become issuable to, GTCC Wealth SFO FZCO. George Khouri may be deemed to have voting, investment and dispositive power with respect to these shares.

23)	Shares beneficially owned prior to the offering consist of 1,794 shares held of record by, and 328 Holdback Shares that may become issuable to, Emile Chaoui.

24)	Shares beneficially owned prior to the offering consist of 1,794 shares held of record by, and 328 Holdback Shares that may become issuable to, Cynthia Chaoui.

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25)	Shares beneficially owned prior to the offering consist of 897 shares held of record by, and 164 Holdback Shares that may become issuable to, Fadi Chaoui.

26)	Shares beneficially owned prior to the offering consist of 1,794 shares held of record by, and 328 Holdback Shares that may become issuable to, Diane Elvire Chaoui.

27)	Shares beneficially owned prior to the offering consist of 8,969 shares held of record by, and 1,642 Holdback Shares that may become issuable to, Chebl Bsaibes.

28)	Shares beneficially owned prior to the offering consist of 3,969 shares held of record by, and 727 Holdback Shares that may become issuable to, Chucri Hjeily.

29)	Shares beneficially owned prior to the offering consist of 4,484 shares held of record by, and 821 Holdback Shares that may become issuable to, Fabrice Gerard Achcar.

30)	Shares beneficially owned prior to the offering consist of 2,458 shares held of record by, and 450 Holdback Shares that may become issuable to, Stelios Karavassilis.

31)	Shares beneficially owned prior to the offering consist of 11,674 shares held of record by, and 2,137 Holdback Shares that may become issuable to, LCP-SPV XI L.P. Salameh Sweis and Phillippe Audi may each be deemed to share voting, investment and dispositive power with respect to these shares.

32)	Shares beneficially owned prior to the offering consist of 1,185 shares held of record by, and 217 Holdback Shares that may become issuable to, Carl William Martin Jr.

33)	Shares beneficially owned prior to the offering consist of 955 shares held of record by, and 175 Holdback Shares that may become issuable to, Fredrik Elwing.

34)	Shares beneficially owned prior to the offering consist of 297 shares held of record by, and 54 Holdback Shares that may become issuable to, Anthony Maestas.

35)	Shares beneficially owned prior to the offering consist of 91,692 shares held of record by, and 7,635 Holdback Shares that may become issuable to, Olof Clausson.

36)	Shares beneficially owned prior to the offering consist of 316 shares held of record by, and 58 Holdback Shares that may become issuable to, Kellie Fontes.

37)	Shares beneficially owned prior to the offering consist of 99 shares held of record by, and 18 Holdback Shares that may become issuable to, Meredith Hoehner.

38)	Shares beneficially owned prior to the offering consist of 59 shares held of record by, and 11 Holdback Shares that may become issuable to, Anthony Butler.

39)	Shares beneficially owned prior to the offering consist of 99 shares held of record by, and 18 Holdback Shares that may become issuable to, Valerie Sharman.

40)	Shares beneficially owned prior to the offering consist of 158 shares held of record by, and 29 Holdback Shares that may become issuable to, John Unser.

41)	Shares beneficially owned prior to the offering consist of 31,758 shares held of record by, and 5,816 Holdback Shares that may become issuable to, JAF For General Trading FZCO. Sarkis Sarkis may be deemed to share voting, investment and dispositive power with respect to these shareas.

42)	Shares beneficially owned prior to the offering consist of 592 shares held of record by, and 109 Holdback Shares that may become issuable to, Takeo Mukai.

43)	Shares beneficially owned prior to the offering consist of 25,084 shares held of record by, and 4,593 Holdback Shares that may become issuable to, Stratinvest Corporation. Hansjörg Wehrle and Daniel Lämmler may each be deemed to share voting, investment and dispositive power with respect to these shares.

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PLAN OF DISTRIBUTION

Each selling stockholder, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests therein received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell any or all of their shares of common stock offered by this prospectus on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which our shares of common stock are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling their shares of common stock offered under this prospectus:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted under applicable law.

The selling stockholders may also sell their shares of common stock under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell such shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer their shares of common stock offered under this prospectus in other circumstances, in which case the pledgees, transferees or other successors in interest will be the selling stockholders for purposes of this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

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In connection with the sale of their shares of common stock offered under this prospectus or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of such shares in the course of hedging the positions they assume. The selling stockholders may also sell their shares of common stock offered under this prospectus short and deliver their shares to close out their short positions, or loan or pledge their shares to broker-dealers that in turn may sell those shares. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the shares of common stock offered under this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock offered under this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares of common stock offered under this prospectus.

To the extent required, the securities to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus forms a part.

We are required to pay certain fees and expenses that we incur incident to the registration of the shares of common stock offered under this prospectus.

We agreed to use commercially reasonable efforts to cause the registration statement of which this prospectus forms a part to be continuously effective until such time as all the shares of common stock offered under this prospectus either (i) have been sold (whether pursuant to such registration statement or otherwise) or (ii) may be transferred under Rule 144 under the Securities Act or another similar exemption thereunder without manner of sale or volume restrictions. The shares of common stock offered under this prospectus will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares of common stock offered under this prospectus may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares of common stock offered under this prospectus may not simultaneously engage in market making activities with respect to the securities for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the shares of common stock offered by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Sheppard, Mullin, Richter & Hampton LLP, San Diego, California.

EXPERTS

The financial statements incorporated by reference into this prospectus have been so incorporated by reference in reliance upon the report of Cherry Bekeart, LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers, such as our company, that file documents electronically with the SEC. Our SEC filings are available to the public at the SEC’s website address at http://www.sec.gov. We also maintain a website at https://ir.clearpointneuro.com, through which you can access our SEC filings. None of the information on the SEC’s or our website is a part of this prospectus, and any references to the SEC’s or our website or any other website are inactive textual references only.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information in, and schedules and/or exhibits to, the registration statement for further information about us and the securities being offered by this prospectus. Statements in this prospectus concerning any document we filed as an exhibit or schedule to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference into this prospectus that we filed with the SEC prior to the date of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede the information in this prospectus. This prospectus incorporates by reference the documents listed below:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 26, 2025 (the “Annual Report”), including all material incorporated by reference therein, which includes the portions of our definitive proxy statement on Schedule 14A filed with the SEC on April 9, 2025, incorporated by reference into Part III of the Annual Report

●	our Quarterly Reports on Form 10-Q for the fiscal quarters ended: (i) March 31, 2025 filed with the SEC on May 13, 2025, (ii) June 30, 2025 filed with the SEC on August 12, 2025, and (iii) September 30, 2025 filed with the SEC on November 6, 2025;

●	our Current Reports on Form 8-K filed with the SEC on each of May 12, 2025, May 19, 2025, May 23, 2025, June 17, 2025, November 6, 2025, November 20, 2025 and January 5, 2026; and

●	the description of our Common Stock contained in our Registration Statement on Form 8-A12B filed with the SEC on December 6, 2019, including any amendments or reports filed with the SEC for the purposes of updating such description.

The SEC file number for each of the documents listed above is 001-34822.

In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such reports and other documents, excluding any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and exhibits furnished with such reports that are related to such items. We also specifically incorporate by reference all documents filed by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports on Form 8-K, or portions thereof, furnished under Items 2.02 or 7.01 of Form 8-K and exhibits furnished with such reports that are related to such items) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement.

We will provide, without charge, to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that are incorporated by reference into this prospectus. You should direct requests to:

ClearPoint Neuro, Inc.

120 S. Sierra Ave., Suite 100

Solana Beach, California 92075

Attn: Legal Department

(888) 287-9109

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

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1,312,570 Shares of Common Stock

PROSPECTUS

, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses incurred or expected to be incurred by us in connection with the sale and issuance of the securities being registered hereby. All such fees and expenses, except for the SEC registration fee, are estimated:

SEC registration fee	$2,743
Legal fees and expenses	30,000
Printing fees and expenses	1,000
Accounting fees and expenses	5,500
Miscellaneous fees and expenses	1,500

Total	$40,743

Item 15. Indemnification of Directors and Officers.

Section 145(a) of the Delaware General Corporation Law, or DGCL, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

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Any indemnification under subsections (a) and (b) of Section 145 of the DGCL (unless ordered by a court) shall be made by us only if the commencement of such proceeding (or part thereof) by such present or former director, officer, employee or agent was authorized in the specific case by our board of directors. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination: (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (4) by the stockholders. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding must be paid by the corporation in advance of the final disposition of such action, suit or proceeding; provided, however, that to the extent required by law, such payment of expenses in advance of the final disposition of the such proceeding shall be made only upon receipt of an undertaking by or on behalf of such director or officer to repay such amount advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. If a claim for indemnification (following the final disposition of such proceeding) or advancement of expenses is not paid in full within 30 days after a written claim therefor by such director or officer has been received by the corporation, such director or officer may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action the corporation shall have the burden of proving that such director or officer is not entitled to the requested indemnification or advancement of expenses under applicable law. The indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. Section 145 of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Article XI of our Fourth Amended and Restated Bylaws provide that directors, officers, employees and agents shall be indemnified to the fullest extent permitted by applicable law. Article VIII of our Amended and Restated Certificate of Incorporation also provides that our directors shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL.

We have entered into indemnification agreements with each of our current directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in our restated certificate of incorporation and restated bylaws and to provide additional procedural protections. The indemnification provisions in our restated certificate of incorporation, restated bylaws, and the indemnification agreements entered into between us and each of its directors and executive officers may be sufficiently broad to permit indemnification of our directors and executive officers for liabilities arising under the Securities Act. We also carry liability insurance for our directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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Item 16. Exhibits.

Exhibit Number	Exhibit Description
2.1**	Agreement and Plan of Merger and Reorganization, dated November 6, 2025, by and among the Company, Ignite Merger Sub, Inc., ClearPoint Holdings, LLC, IRRAS Holdings, Inc. and the Seller Representative (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 6, 2025)
4.1	Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed on May 11, 2012)
4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of MRI Interventions, Inc. (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 8, 2015)
4.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of MRI Interventions, Inc. (Incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1 filed on August 2, 2016)
4.4	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of ClearPoint Neuro, Inc. (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on February 12, 2020)
4.5	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of ClearPoint Neuro, Inc. (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 25, 2023)
4.6	Fourth Amended and Restated Bylaws of ClearPoint Neuro, Inc. (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on December 14, 2022)
4.7	Specimen of Common Stock Certificate of ClearPoint Neuro, Inc. (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 12, 2020)
4.8	Form of Senior Secured Convertible Note (First Closing) (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on January 13, 2020)
4.9	Description of Securities (Incorporated by reference to Exhibit 4.4 to the Company’s Annual Report on Form 10-K filed on March 12, 2024)
5.1*	Opinion of Sheppard, Mullin, Richter & Hampton LLP as to the legality of the securities being registered
23.1*	Consent of Cherry Bekaert LLP
23.2*	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature pages to the registration statement)
107*	Filing Fee Table

*	Filed herewith.
**	Certain of the schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company hereby undertakes to furnish supplementally a copy of all omitted schedules to the SEC upon its request.

Item 17. Undertakings.

(a)The undersigned registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee” table in the effective registration statement; and

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(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference into the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Solana Beach, State of California, on the 14th day of January, 2026.

CLEARPOINT NEURO, INC.

By:	/s/ Joseph M. Burnett
Joseph M. Burnett
Chief Executive Officer and President (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Joseph M. Burnett and Danilo D’Alessandro his/her true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution, for him/her and in his/her name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents, or any substitute or substitutes for each of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph M. Burnett	President, Chief Executive Officer, and Director	January 14, 2026
Joseph M. Burnett	(Principal Executive Officer)

/s/ Danilo D’Alessandro	Chief Financial Officer	January 14, 2026
Danilo D’Alessandro	(Principal Financial Officer and Principal Accounting Officer)

/s/ R. John Fletcher	Chairman and Director	January 14, 2026
R. John Fletcher

/s/ Lynnette C. Fallon	Director	January 14, 2026
Lynnette C. Fallon

/s/ Pascal E.R. Girin	Director	January 14, 2026
Pascal E.R. Girin

/s/ B. Kristine Johnson	Director	January 14, 2026
B. Kristine Johnson

/s/ Matthew B. Klein	Director	January 14, 2026
Matthew B. Klein

/s/ Linda M. Liau	Director	January 14, 2026
Linda M. Liau

/s/ Timothy T. Richards	Director	January 14, 2026
Timothy T. Richards

II-5